Contact Information:                                          Stacey Yonkus
                                                          Asbury Automotive
                                                               203-356-4424
                                                    investor@asburyauto.com


                         ASBURY AUTOMOTIVE GROUP REPORTS
                        SECOND QUARTER FINANCIAL RESULTS

     -- Reports Net Income from Continuing Operations of $0.44 Per Share --


STAMFORD, Conn. - July 31, 2003 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the second quarter and six months ended June 30, 2003.

Net income from continuing operations for the second quarter was $14.3 million compared with $14.9 million in the corresponding period a year ago. Basic and diluted earnings per share from continuing operations were $0.44 per share in both periods.

Net income for the second quarter was $12.3 million compared with $12.8 million a year ago. Net income includes the results of discontinued operations, the majority of which ($0.05 per share) consists of certain now closed non-core businesses including the Company's Price 1 pilot program as well as its six `Thomason Select' used car stores. Basic earnings per share, including discontinued operations, were $0.38 in both periods, while diluted earnings per share were $0.38 for 2003 versus $0.37 for 2002.

Financial highlights for the second quarter of 2003 included:

o The Company's total revenues were approximately $1.2 billion, up 11.0 percent from a year ago. On a same-store basis, retail sales (excluding fleet and wholesale business) were up 7.8 percent.
o Total gross profit dollars rose 7.6 percent, while same-store retail gross profit was up 3.5 percent.
o New vehicle retail unit sales increased 7.7 percent (4.2 percent same-store), while the related gross profit was up 0.5 percent (down 3.3 percent same-store).
o Used vehicle retail unit sales increased 4.3 percent (1.3 percent same-store), while the related gross profit was essentially flat (down
    2.4 percent same-store).
o Parts and service revenues increased 11.3 percent (7.1 percent same-store), with the related gross profits increasing 11.1 percent
    (6.0 percent same-store).
o Net finance and insurance (F&I) income was up 18.8 percent from a year ago (15.9 percent same-store), while F&I per vehicle retailed (PVR) rose 11.6 percent to $815.

Commenting on its expense reduction initiatives, the Company reported that for the second quarter of 2003, selling, general and administrative (SG&A) expenses were 11.9 percent of revenues versus 12.0 percent a year ago. As a percentage of gross profit, SG&A expenses in the quarter were 77.4 percent, a notable improvement from 80.6 percent in the first quarter but still higher than a year ago (76.0 percent).

In addition, during the quarter the Company incurred $1.2 million of severance expenses related to management changes at its Oregon platform, and approximately $1 million of increased legal fees associated with litigation and acquisition activity.

President and CEO Kenneth B. Gilman commented, "Directionally, our expense trends are positive. We initiated our expense reduction program in the first quarter, achieved traction in the second quarter and anticipate a fully implemented program by the third quarter. This should allow us to convert increased gross profit dollars in the second half of this year into higher profit levels when compared to prior periods."

For the first six months of 2003, net income from continuing operations was $22.4 million, or $0.68 per basic and diluted share; for the corresponding period last year, the Company's pro forma net income from continuing operations was $26.7 million, or $0.78 per diluted share. Net income for the six months was $19.4 million or $0.59 per basic and diluted share as compared to $17.9 million, or $0.56 per basic and diluted share from a year ago. (A reconciliation of pro forma net income from continuing operations to GAAP net income from continuing operations is provided on the Consolidated Statement of Income accompanying this release.) The pro forma results for the prior-year period exclude a non-recurring deferred income tax provision required by SFAS 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation in conjunction with its March 2002 initial public offering, and assume that the Company was a publicly traded "C" corporation for the entire period.

Mr. Gilman continued, "We are pleased with the improving trends that are apparent in Asbury's financial results for the second quarter, particularly our ability to generate meaningful increases in gross profit on a comparable store basis. Earnings from continuing operations were essentially flat to a year ago because of higher expense rates, which while now declining are still elevated relative to historical levels. Thanks to the expense reduction initiatives implemented in the first half of the year, our year-over-year increases in operating expenses were much better aligned with our rate of revenue and gross profit growth than in either the first quarter of this year or the fourth quarter of last year. As a result, Asbury's earnings per share from continuing operations were flat to a year ago - a notable improvement from the 30 percent decline for the first quarter.

"In terms of both new and used vehicle sales, Asbury continued to outperform the industry during the second quarter. Our 4 percent same-store increase in new retail unit sales was much stronger than the industry's slight decline; similarly, we experienced a same-store increase in used retail unit sales while the overall performance of franchised dealers was down for the quarter. Tactically, as noted previously, we remained focused during the quarter on sustaining unit sales - partly to strengthen our relationships with our manufacturers, and partly in the knowledge that increased unit sales have a very profitable carryover effect on other key segments of Asbury's business."

Mr. Gilman concluded, "The key to the quarter was getting back to basics - focusing on the core elements of our business that make our model successful. To that end, we made several difficult decisions during the quarter that allowed us to maintain that focus, including closing certain non-core businesses. We believe this is one of the reasons we were able to continue growing our higher margin businesses. Specifically, during the quarter, our F&I income per vehicle retailed grew 12 percent, for our sixth consecutive quarter of double-digit increases, while our parts and service gross profit was up 11 percent. We intend to maintain this focus so that our core businesses continue to perform well, demonstrating to investors that our diversified automotive retail and services business model is working very much as planned."

The Company has revised its earnings per share guidance for 2003 slightly, primarily to reflect the discontinuation of the Price 1 pilot program, to a range of $1.55 to $1.60. The assumptions underlying this guidance range continue to include new U.S. light vehicle sales of approximately 16 million units. Potential acquisitions that may be completed in the second half of 2003 are not included in this range.

Asbury will host a conference call to discuss its 2003 second quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 855-5428; international callers, please dial (719) 457-2665; no access code is required. A conference call replay will be available one hour following the call for 14 days and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); access code 749849.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 92 retail auto stores, encompassing 132 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading public U.S. automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                 (Tables Follow)

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

                                                       For the Three Months Ended             For the Six Months Ended
                                              --------------------------------------------  ----------------------------
                                                                                            June 30, 2002  June 30, 2002
                                              June 30, 2003   June 30, 2002  June 30, 2003  Pro Forma (a)      Actual
                                              -------------   -------------  -------------  -------------  -------------
REVENUES:
   New vehicle                                 $   765,271    $   666,859    $ 1,398,791    $ 1,284,401    $ 1,284,401
   Used vehicle                                    308,363        302,280        596,817        581,214        581,214
   Parts, service and collision repair             139,078        124,947        268,826        245,512        245,512
   Finance and insurance, net                       33,990         28,609         63,131         54,432         54,432
                                               -----------    -----------    -----------    -----------    -----------
       Total revenues                            1,246,702      1,122,695      2,327,565      2,165,559      2,165,559

COST OF SALES:
   New vehicle                                     708,964        610,842      1,295,179      1,177,094      1,177,094
   Used vehicle                                    281,002        275,370        541,687        527,527        527,527
   Parts, service and collision repair              65,730         58,951        127,238        115,559        115,559
                                               -----------    -----------    -----------    -----------    -----------
       Total cost of sales                       1,055,696        945,163      1,964,104      1,820,180      1,820,180
                                               -----------    -----------    -----------    -----------    -----------
GROSS PROFIT                                       191,006        177,532        363,461        345,379        345,379

OPERATING EXPENSES:
   Selling, general and administrative             147,825        134,931        286,860        264,136        264,136
   Depreciation and amortization                     5,055          4,859          9,866          9,731          9,731
       Income from operations                           38,126         37,742         66,735         71,512         71,512

OTHER INCOME (EXPENSE):
   Floor plan interest expense                      (5,122)        (4,500)        (9,630)        (8,691)        (8,691)
   Other interest expense                           (9,997)        (8,926)       (19,951)       (18,674)       (18,674)
   Interest income                                      81            348            262            662            662
   Net losses from unconsolidated entities            --             --             --             (100)          (100)
   Other income (expense)                              592             54           (270)          (341)          (341)
                                               -----------    -----------    -----------    -----------    -----------
       Total other expense, net                    (14,446)       (13,024)       (29,589)       (27,144)       (27,144)
                                               -----------    -----------    -----------    -----------    -----------
       Income before income taxes
          and discontinued operations               23,680         24,718         37,146         44,368         44,368

INCOME TAX PROVISION:
   Income tax expense                                9,425          9,810         14,784         17,658         12,037
   Tax adjustment upon conversion from an
     L.L.C. to a corporation                          --             --             --             --           11,553
                                               -----------    -----------    -----------    -----------    -----------
       Income before discontinued operations        14,255         14,908         22,362         26,710         20,778

DISCONTINUED OPERATIONS, net of tax                 (1,982)        (2,128)        (2,992)        (2,837)        (2,837)
                                               -----------    -----------    -----------    -----------    -----------
       Net income                              $    12,273    $    12,780    $    19,370    $    23,873    $    17,941
                                               ===========    ===========    ===========    ===========    ===========

EARNINGS PER COMMON SHARE:
   Basic
     Income from continuing operations         $      0.44    $      0.44    $      0.68    $      0.79    $      0.65
                                               ===========    ===========    ===========    ===========    ===========

     Net income                                $      0.38    $      0.38    $      0.59    $      0.70    $      0.56
                                               ===========    ===========    ===========    ===========    ===========

   Diluted
     Income from continuing operations         $      0.44    $      0.44    $      0.68    $      0.78    $      0.64
                                               ===========    ===========    ===========    ===========    ===========

     Net income                                $      0.38    $      0.37    $      0.59    $      0.70    $      0.56
                                               ===========    ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING
   Basic                                            32,701         34,000         32,876         34,000         32,210
                                               ===========    ===========    ===========    ===========    ===========

   Diluted                                          32,714         34,084         32,881         34,084         32,258
                                               ===========    ===========    ===========    ===========    ===========


(a) Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire period as well as assumes that all shares were outstanding for the full period. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.

(b) Reconciliation of GAAP net income from continuing operations to pro forma net income from continuing operations:

       GAAP net income from continuing operations                     $20,778
       Tax adjustment upon conversion from an L.L.C.
         to a corporation                                              11,553
       Pro forma income tax charge (c)                                 (5,621)
                                                                      -------
       Pro forma net income from continuing operations                $26,710
                                                                      =======

(c) Represents the pro forma tax charge from continuing operations for the time during the period that the Company was an L.L.C.

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)



                                                                   December 31,
               ASSETS                               June 30, 2003      2002
                                                    -------------  ------------
                                                     (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                          $   24,575   $   22,613
   Contracts-in-transit                                  102,573       91,190
   Accounts receivable, net                              113,877       96,090
   Inventories                                           642,375      604,791
   Prepaid and other current assets                       46,413       47,857
                                                      ----------   ----------
         Total current assets                            929,813      862,541

PROPERTY AND EQUIPMENT, net                              258,602      274,172
GOODWILL, net                                            434,596      402,133
OTHER ASSETS                                              68,241       66,798
                                                      ----------   ----------
         Total assets                                 $1,691,252   $1,605,644
                                                      ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Floor plan notes payable                           $  585,768   $  540,419
   Current maturities of long-term debt                   30,369       36,412
   Accounts payable and accrued liabilities              126,456      117,445
                                                      ----------   ----------
         Total current liabilities                       742,593      694,276

LONG-TERM DEBT                                           468,894      438,740
OTHER LIABILITIES                                         41,760       45,677

STOCKHOLDERS' EQUITY                                     438,005      426,951
                                                      ----------   ----------
         Total liabilities and stockholders' equity   $1,691,252   $1,605,644
                                                      ==========   ==========

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)



                                                         Same Store Results for       GAAP Results for      Same Store Results for
                            GAAP Results For the Three   the Three Months Ended       the Six  Months        the Six Months Ended
                               Months Ended June 30,           June 30,                Ended June 30,             June 30,
                            --------------------------   ------------------------  ----------------------   -----------------------
                                 2003          2002          2003         2002         2003        2002         2003         2002
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
 RETAIL UNITS:
   New                           26,133         24,265        25,260       24,253      48,274      46,317       47,041       46,305
   Used                          15,552         14,914        15,096       14,898      30,371      29,360       29,492       29,344
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
     Total                       41,685         39,179        40,356       39,151      78,645      75,677       76,533       75,649
                            ===========    ===========   ===========   ==========  ==========  ==========   ==========   ==========

REVENUE:
   New retail               $   749,041    $   655,892   $   721,257   $  655,582  $1,369,103  $1,262,258   $1,331,002   $1,261,948
   Used retail                  239,146        229,435       231,096      229,167     463,746     445,446      449,820      445,178
   Parts, service and
     collision repair           139,078        124,947       133,730      124,860     268,826     245,512      260,210      245,424
   Finance and insurance,
     net                         33,990         28,609        33,136       28,589      63,131      54,432       61,637       54,412
   Fleet                         16,230         10,967        16,238       10,967      29,688      22,143       29,689       22,143
   Wholesale                     69,217         72,845        67,023       72,843     133,071     135,768      128,985      135,767
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
     Total                  $ 1,246,702    $ 1,122,695   $ 1,202,480   $1,122,008  $2,327,565  $2,165,559   $2,261,343   $2,164,872
                            ===========    ===========   ===========   ==========  ==========  ==========   ==========   ==========

GROSS PROFIT:
   New retail               $    49,993    $    49,731   $    48,080   $   49,711  $   91,581  $   95,440   $   89,100   $   95,421
   Used retail                   27,551         27,557        26,860       27,525      54,983      53,887       53,562       53,855
   Parts, service and
     collision repair            73,348         65,996        69,908       65,938     141,588     129,953      136,044      129,894
   Finance and Insurance,
     net                         33,990         28,609        33,136       28,589      63,131      54,432       61,637       54,412
   Fleet                            227            359           234          359         576         619          577          619
   Wholesale                       (190)          (647)         (176)        (647)        147        (200)         224         (200)
   Floor plan interest
     credits                      6,087          5,927         5,983        5,927      11,455      11,248       11,241       11,248
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
     Total                  $   191,006    $   177,532   $   184,025   $  177,402  $  363,461  $  345,379   $  352,385   $  345,249
                            ===========    ===========   ===========   ==========  ==========  ==========   ==========   ==========

GROSS MARGIN %:
   New retail (including
     floor plan interest
     credits)                      7.5%           8.5%          7.5%         8.5%        7.5%        8.5%         7.5%         8.5%
   Used retail                    11.5%          12.0%         11.6%        12.0%       11.9%       12.1%        11.9%        12.1%
   Parts, service and
     collision repair             52.7%          52.8%         52.3%        52.8%       52.7%       52.9%        52.3%        52.9%
   Finance and insurance,
     net                         100.0%         100.0%        100.0%       100.0%      100.0%      100.0%       100.0%       100.0%
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
     Total                        15.3%          15.8%         15.3%        15.8%       15.6%       15.9%        15.6%        15.9%
                            ===========    ===========   ===========   ==========  ==========  ==========   ==========   ==========

GROSS PROFIT PER UNIT:
   New retail (including
     floor plan
     interest credits)      $     2,146    $     2,294   $     2,140   $    2,294  $    2,134  $    2,303   $    2,133   $    2,304
   Used retail                    1,772          1,848         1,779        1,848       1,810       1,835        1,816        1,835
                            -----------    -----------   -----------   ----------  ----------  ----------   ----------   ----------
     Weighted average       $     2,006    $     2,124   $     2,005   $    2,124  $    2,009  $    2,122   $    2,011   $    2,122
                            ===========    ===========   ===========   ==========  ==========  ==========   ==========   ==========

F&I PVR                     $       815    $       730   $       821   $      730  $      803  $      719   $      805   $      719

EBITDA (a)                  $    38,732    $    38,503   $    37,787   $   38,549  $   66,963  $   72,873   $   66,139   $   72,918
EBITDA %                           3.1%           3.4%          3.1%         3.4%        2.9%        3.4%         2.9%         3.4%

OPERATING INCOME %                 3.1%           3.4%          3.1%         3.4%        2.9%        3.3%         2.9%         3.3%

FREE CASH FLOW (b):
   Net cash provided by operating activities                                        $  31,997   $  33,973
   Capital expenditure                                                                (24,613)    (23,623)
   Financed capital expenditure                                                         6,803       5,447
   Sales/leaseback proceeds paid directly to the Company's lenders                      5,726         --
                                                                                    ---------   ---------
     Free cash flow                                                                 $  19,913   $  15,797
                                                                                    =========   =========


                                               June 30,     December 31,
                                                 2003          2002
                                              ----------    -----------
CAPITALIZATION:
Long-term debt (including current portion)     $499,263      $475,152
Stockholders' equity                            438,005       426,951
                                               --------      --------
      Total                                    $937,268      $902,103



(a) EBITDA is defined as earnings before income taxes, discontinued operations, other interest expense, depreciation and amortization and net losses from unconsolidated affiliates.
(b) Free cash flow is defined as net cash provided by operating activities less capital expenditures plus proceeds from financing activities associated with the related period's capital projects.